                                                                    EXHIBIT 4.1

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------






                          REGISTRATION RIGHTS AGREEMENT
                       (relating to the 7% Notes Due 2006
                        7-3/4% Debentures Due 2016 and the
                            7-7/8% Debentures Due 2026)

                            Dated as of March 1, 1996

                                  by and among

                          NORTHROP GRUMMAN CORPORATION

                                       and

                           CS FIRST BOSTON CORPORATION
                           J.P. MORGAN SECURITIES INC.
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                       and
                              SALOMON BROTHERS INC

                  AS REPRESENTATIVES OF THE INITIAL PURCHASERS





- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

          This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of March 1, 1996, by and among NORTHROP GRUMMAN CORPORATION, a Delaware corporation (the "COMPANY"), and CS FIRST BOSTON CORPORATION, J.P. MORGAN SECURITIES INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and SALOMON BROTHERS INC, a representatives of the several initial purchasers (each an "INITIAL PURCHASER" and, collectively, the "INITIAL PURCHASERS") identified in the Purchase Agreement (as defined below), which have agreed pursuant to such agreement to purchase from the Company $400 million aggregate principal amount of 7% Notes Due 2006 (the "SERIES A NOTES"), $300 million aggregate principal amount of 7-3/4% Debentures Due 2016 (the SERIES A 2016 DEBENTURES"), and $300 million aggregate principal amount of 7-7/8% Debentures Due 2026 (the SERIES A 2026 DEBENTURES," and together with the Series A Notes and the Series A 2016 Debentures, the SERIES A SECURITIES").

          This Agreement is made pursuant to the Purchase Agreement, dated as of February 27, 1996 (the "PURCHASE AGREEMENT"), by and among the Company and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Series A Securities, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 6(j) of the Purchase Agreement.

          The parties hereby agree as follows:

SECTION 1.          DEFINITIONS

          As used in this Agreement, the following capitalized terms shall have the following meanings:

          ACT:  The Securities Act of 1933, as amended.

          ADDITIONAL INTEREST:  As defined in Section 5 hereof.

          ADDITIONAL INTEREST PAYMENT DATE: With respect to the Series A Securities, each Interest Payment Date.

          BUSINESS DAY: Any day except a Saturday, Sunday or other day in the City of New York, or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

          BROKER-DEALER:  Any broker or dealer registered under the Exchange
Act.

          BROKER-DEALER TRANSFER RESTRICTED SECURITIES: Series B Securities of any tranche that are acquired by a Broker-Dealer in the Exchange Offer in exchange for applicable Series A Securities that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than in exchange for Series A Securities acquired directly from the Company or any of its affiliates).

          CERTIFICATED SECURITIES: Securities issued in definitive, certificated form under the Indenture other than the Securities issued in global form pursuant to the Indenture and any beneficial interest therein.

          CLOSING DATE:  The date hereof.

          COMMISSION:  The Securities and Exchange Commission.

          CONSUMMATE: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Securities to be issued in the Exchange Offer, (b) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Trustee under the Indenture of Series B Securities of each respective tranche in the same aggregate principal amount as the aggregate principal amount of the respective tranche of Series A Securities tendered by Holders thereof pursuant to the Exchange Offer.

          EXCHANGE ACT:  The Securities Exchange Act of 1934, as amended.

          EXCHANGE OFFER: The registration by the Company under the Act of the Series B Securities pursuant to the Exchange Offer Registration Statement pursuant to which the Company shall offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities of each tranche for Series B Securities of the respective tranche in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

          EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

          EXEMPT RESALES: The transactions in which the Initial Purchasers propose to sell the Series A Securities to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, to certain institutional "accredited investors," as such term is defined in Rule 501(a)(1),
(2), (3) and (7) of Regulation D under the Act, and in accordance with Rule 903 of Regulation S under the Act.

          GLOBAL SECURITYHOLDER: Any owner from time to time of a beneficial interest in any Security issued in global form pursuant to the Indenture.

          HOLDERS:  As defined in Section 2 hereof.

          INDEMNIFIED HOLDER:  As defined in Section 8(a) hereof.

          INDENTURE: The Indenture, dated as of October 15, 1994, between the Company and the Trustee, pursuant to which the Securities are to be issued, as such Indenture is amended or further supplemented from time to time in accordance with the terms thereof including, without limitation, any amendment or supplement effected through an officer's certificate under Sections 201, 301 or 303 of the Indenture.

          INTEREST PAYMENT DATE: As defined in the Indenture and the Securities.

          NASD:  National Association of Securities Dealers, Inc.

          PERSON: An individual, partnership, limited liability company, corporation, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

          RECORD HOLDER: With respect to any Additional Interest Payment Date, each Person who is a Holder of Securities on the record date with respect to the Interest Payment Date on which such Additional Interest Payment Date shall occur.

          REGISTRATION DEFAULT:  As defined in Section 5 hereof.

          REGISTRATION STATEMENT: Any registration statement of the Company relating to (a) an offering of Series B Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) which is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

          RESTRICTED BROKER-DEALER: Any Broker-Dealer which holds Broker-Dealer Transfer Restricted Securities.

          SECURITIES:  The Series A Securities and the Series B Securities.

          SERIES B NOTES: The Company's 7% Series B Notes Due 2006 to be issued pursuant to the Indenture (i) in the Exchange Offer or (ii) upon the request of any Holder of Series A Notes covered by a Shelf Registration Statement in exchange for such Series A Notes.

          SERIES B 2016 DEBENTURES: The Company's 7-3/4% Series B Debentures Due 2016 to be issued pursuant to the Indenture (i) in the Exchange Offer or
(ii) upon the request of any Holder of Series A 2016 Debentures covered by a Shelf Registration Statement in exchange for such Series A 2016 Debentures.

          SERIES B 2026 DEBENTURES: The Company's 7-7/8% Series B Debentures Due 2026 to be issued pursuant to the Indenture (i) in the Exchange Offer or
(ii) upon the request of any Holder of Series A 2026 Debentures covered by a Shelf Registration Statement in exchange for such Series A 2026 Debentures.

          SERIES B SECURITIES: The Series B Notes, Series B 2016 Debentures and Series B 2026 Debentures.

          SHELF REGISTRATION STATEMENT:  As defined in Section 4 hereof.

          TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

          TRANSFER RESTRICTED SECURITIES: Each Security, until the earliest to occur of (i) the date on which such Securities have been exchanged by a Person other than a Broker-Dealer for Series B Securities of the same tranche in the Exchange Offer, (ii) following the exchange by a Broker-Dealer in the Exchange Offer of Securities for Series B Securities of the same tranche, the date on which such Series B Securities are sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Series B

Securities have been effectively registered under the Act and disposed of in accordance with a Shelf Registration Statement or (iv) the date on which such Series B Securities are distributed to the public pursuant to Rule 144 under the Act.

          TRUSTEE: The Chase Manhattan Bank, National Association, as trustee, under the Indenture and each successor trustee appointed pursuant to and in accordance with the terms thereof.

          UNDERWRITTEN REGISTRATION or UNDERWRITTEN OFFERING: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.


SECTION 2.          HOLDERS

          A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.


SECTION 3.          REGISTERED EXCHANGE OFFER

          (a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company shall (i) use its best efforts to cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 75 days after the Closing Date, the Exchange Offer Registration Statement, (ii) use its best efforts to cause such Exchange Offer Registration Statement to become effective as soon as practicable, but in no event later than 120 days after the Closing Date, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and
(C) cause all necessary filings, if any, in connection with the registration and qualification of each tranche of Series B Securities to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of each tranche of Series B Securities to be offered in exchange for the respective tranche of Series A Securities that are Transfer Restricted Securities and to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers as contemplated by Section 3(c) below.

          (b) The Company shall use its best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; PROVIDED, HOWEVER, that in no event shall such period be less than 20 Business Days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Series B Securities shall be included in the Exchange Offer Registration Statement. The Company shall use its best efforts to cause the Exchange Offer to be Consummated as soon as practicable after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days thereafter.

          (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Restricted Broker-Dealer who holds Series A Securities that are Transfer Restricted Securities and that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities, may exchange such Series A Securities (other than Transfer Restricted Securities acquired directly from the Company or any Affiliate of the Company) pursuant to the Exchange Offer. The parties hereto acknowledge and agree that such a Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and, therefore, must deliver a prospectus meeting the requirements of the Act in connection with its initial sale of each Series B Security received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Accordingly, such "Plan of Distribution" section shall also contain all other information with respect to such sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Securities held by any such Broker-Dealer, except to the extent expressly required by the Commission.

          The Company shall use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers, and to ensure that such Registration Statement conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the date on which the Exchange Offer is Consummated or for such shorter period terminating on the first date that (i) there are no longer outstanding any Transfer Restricted Securities or (ii) there is available and usable for such purpose an effective Shelf Registration Statement covering the relevant Broker-Dealer Transfer Restricted Securities.

          The Company shall promptly provide sufficient copies of the latest version of such Prospectus to such Restricted Broker-Dealers promptly upon request, and in no event later than one day after such request, at any time during such period in order to facilitate such sales.


SECTION 4.          SHELF REGISTRATION

          (a) SHELF REGISTRATION. If (i) the Company is not required to file an Exchange Offer Registration Statement with respect to the Series B Securities because the Exchange Offer is not permitted by applicable law (after the procedures set forth in Section 6(a)(i) below have been complied with) or (ii) if any Holder of Transfer Restricted Securities shall notify the Company within 20 Business Days following the Consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Series B Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Series A Securities acquired directly from the Company or one of its affiliates, then the Company shall (x) use its best efforts to cause to be filed as soon as practicable, but in no event later than 30 days after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement pursuant to clause
(i) above or 30 days after the date on which the Company receives the notice specified in clause (ii) above a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer

Registration Statement (in either event, the "SHELF REGISTRATION STATEMENT")), relating to all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof, and shall (y) use its best efforts to cause such Shelf Registration Statement to become effective as soon as practicable, but in no event later than 75 days after the date on which the Company becomes obligated to file such Shelf Registration Statement. If, after the Company has filed an Exchange Offer Registration Statement which satisfies the requirements of Section 3(a) above, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer shall not be permitted under applicable federal law, then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above and the 75-day period contained in clause (y) above shall be deemed to have commenced on the date the Company became aware that the Exchange Offer was not permitted under applicable federal law. The Company shall use its best efforts to keep the Shelf Registration Statement discussed in this Section 4(a) continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(b) and
(c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least three years (as extended pursuant to Section 6(c)(i)) following the date on which such Shelf Registration Statement first becomes effective under the Act.

          (b) PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE SHELF REGISTRATION STATEMENT. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 Business Days after receipt of a request therefor, such information specified in item 507 of Regulation S-K under the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Additional Interest pursuant to Section 5 hereof unless and until such Holder shall have provided all such information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.


SECTION 5.          ADDITIONAL INTEREST

          If (i) the Exchange Offer Registration Statement has not been filed with the Commission by May 15, 1996 or any Shelf Registration Statement required by this Agreement is not filed with the Commission on or prior to the date specified herein, (ii) the Exchange Offer Registration Statement is not declared effective by the Commission by July 1, 1996 or any Shelf Registration Statement required by this Agreement is not declared effective by the Commission on or prior to the date specified herein, (iii) the Company has not Consummated the Exchange Offer within 30 Business Days after the Exchange Offer Registration Statement is first declared effective by the Commission or (iv) a Shelf Registration Statement or Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable for its intended purpose in connection with resales of Transfer Restricted Securities during the periods specified in this Agreement without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses (i) through (iv) a "REGISTRATION DEFAULT"), interest will accrue on the Series A Notes at the rate of 7-1/2% per annum, on the Series A 2016 Debentures at the rate of 8-1/4% per annum and on the Series A 2026 Debentures at the rate of 8-3/8% per annum, as the case may be, in each case from and including the date on which any such Registration Default shall occur with respect to a tranche of Series A Securities to but excluding the date on which all relevant Registration Defaults have been cured. At all other times, the Securities shall bear interest at the rates per annum specified in the respective Securities. Additional Interest with respect to each tranche of Transfer Restricted Securities shall be computed on the same basis as on the Securities (I.E., on the basis of a 360-day year of twelve 30-day months). Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, any Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, any Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, any Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the Additional Interest with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease to accrue.

          All accrued Additional Interest shall be paid to the Global Securityholder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by mailing checks to their registered addresses on each Additional Interest Payment Date. All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.


SECTION 6.          REGISTRATION PROCEDURES

          (a) EXCHANGE OFFER REGISTRATION STATEMENT. In connection with the Exchange Offer, the Company shall comply with all applicable provisions of
Section 6(c) below, shall use its best efforts to effect such exchange and to permit the sale of Broker-Dealer Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

               (i) If, following the date hereof there has been published a change in Commission policy with respect to exchange offers such as the Exchange Offer, such that in the reasonable opinion of counsel to the Company there is a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer for such Series A Securities. The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company hereby agrees to take all such other actions as are requested by the Commission staff or otherwise required in connection with the issuance of such decision, including, without limitation (A) participating in telephonic conferences with the Commission staff, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff of such submission.

               (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Series B Securities to be issued in the Exchange Offer and (C) it is acquiring the Series B Securities in its ordinary course of business. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in MORGAN STANLEY AND CO., INC. (available June 5, 1991) and EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Series B Securities obtained by such Holder in exchange for Series A Securities of the respective tranche acquired by such Holder directly from the Company or an affiliate thereof.

               (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), MORGAN STANLEY AND CO., INC. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Series B Securities to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Securities in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Securities received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above.

          (b) SHELF REGISTRATION STATEMENT. In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of
Section 6(c) below and shall use its best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

          (c) GENERAL PROVISIONS. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Exchange Offer Registration Statement and the related Prospectus, to the extent that the same are required to be available to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers), the Company shall:

               (i) use its best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, (1) in the case of clause (A), correcting any such misstatement or omission, and (2) in the case of clauses (A) and (B), use its best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter.

               (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

               (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, confirm such advice in writing,
     (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of any tranche of Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any tranche of Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

               (iv) upon the request of any such Person, furnish to any Initial Purchaser, any selling Holder expressly named in any Registration Statement or Prospectus as a selling securityholder and any underwriter(s) participating in any disposition pursuant to a Registration Statement, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which the selling Holders of the Transfer Restricted Securities covered by such Registration Statement or the underwriter(s) in connection with such sale, if any, shall reasonably object within five Business Days after the receipt thereof. Any such review and comment shall be provided through the single counsel for all such Persons contemplated by Section 7(b) hereof and the five Business Day period shall terminate upon completion of such review and comment with that counsel. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Act;

               (v) promptly after the filing of any document that is incorporated by reference into a Registration Statement or Prospectus and upon the request of any Initial Purchaser, selling Holder expressly named in such Registration Statement or underwriter participating in any disposition pursuant to such Registration Statement, make one or more responsible officials of the Company available, at reasonable times during normal business hours after appropriate advance notice, for discussion of such document and other customary due diligence matters, which discussions shall be coordinated by the single counsel for all selling Holders contemplated by Section 7(b) hereof;

               (vi) make available at reasonable times for inspection by the selling Holders, any managing underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such selling Holders or any of such underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and cause one or more responsible officials of the Company to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness (collectively, "COMPANY INFORMATION"); PROVIDED, HOWEVER, that if the Company determines that any requested Company Information is confidential, such Company Information shall not be disclosed unless the requesting party signs a confidentiality agreement in customary form and otherwise reasonably satisfactory to the Company (it being understood that such confidentiality agreement shall not include any "standstill" or similar contractual restriction on the purchase, sale or voting of securities of the Company unrelated to compliance with the anti-fraud provisions of the federal securities laws); and PROVIDED, FURTHER, that the Company shall not be obligated to disclose any Company Information that it is not legally permitted to disclose by operation of government regulation or similar requirement, including, without limitation, by operation of national security classification;

               (vii) if requested by any selling Holders or the underwriter(s) in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

               (viii) furnish to each selling Holder and each of the underwriter(s) in connection with such sale, if any, without charge, at least one conformed copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

               (ix) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

               (x) enter into such agreements (including an underwriting agreement) and make such representations and warranties and take all such other actions customary in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall:

               (A) furnish (or in the case of paragraphs (2) and (3), use its best efforts to furnish) to each selling Holder and each underwriter, if any, upon the effectiveness of the Shelf Registration Statement and to each Restricted Broker-Dealer upon Consummation of the Exchange
          Offer:

                    (1) a certificate, signed on behalf of the Company by (x) the President or any Vice President and (y) the principal financial or accounting officer of the Company, confirming, as of the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, the matters described in Section 6(g) of the Purchase Agreement and such other similar matters as the Holders, underwriter(s) and/or Restricted Broker Dealers may reasonably request;

                    (2) an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company covering matters similar to those set forth in Sections 6(d) and 6(e) of the Purchase Agreement and such other matters as the Holders, underwriters and/or Restricted Broker Dealers may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation of the Exchange Offer, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
               Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                    (3) a customary comfort letter, dated as of the date of effectiveness of the Shelf Registration Statement or the date of Consummation of the Exchange Offer, as the case may be, from the Company's independent accountants and the independent accountants of any acquired business with respect to which audited or PRO FORMA financial statements are included or incorporated by reference in such Registration Statement, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Sections 6(h) and 6(i) of the Purchase Agreement, without exception;

               (B) set forth in full or incorporate by reference in the underwriting agreement, if any, in connection with any sale or resale pursuant to any Shelf Registration Statement the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

               (C) deliver such other documents and certificates as may be reasonably requested by the selling Holders, the underwriter(s), if any, and Restricted Broker Dealers, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (x).

          The above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company contemplated in
     (A)(1) above cease to be true and correct, the Company shall so advise the underwriter(s), if any, the selling Holders and each Restricted Broker-Dealer promptly and if requested by such Persons, shall confirm such advice in writing;

               (xi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of each tranche of Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

               (xii) issue, upon the request of any Holder of Series A Securities of any tranche covered by any Shelf Registration Statement contemplated by this Agreement, Series B Securities of the respective tranche having an aggregate principal amount equal to the aggregate principal amount of Series A Securities surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Series B Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Series A Securities held by such Holder shall be surrendered to the Company for cancellation;

               (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Transfer Restricted Securities;

               (xiv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (xv) provide a CUSIP number for each tranche of Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

               (xvi) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use their respective best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

               (xvii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

               (xviii) if not previously effected, cause the Indenture (including, as necessary, any supplement thereto) to be qualified under the TIA and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified; and

               (xix) provide promptly to each Initial Purchaser, selling Holder or underwriter participating in any distribution pursuant to a Registration Statement, upon written request, each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.

          (d) RESTRICTIONS ON HOLDERS. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in
Section 6(c)(i) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (the "ADVICE"). If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of either such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(i) or Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof or shall have received the Advice.


SECTION 7.          REGISTRATION EXPENSES

          (a) All expenses incident to the Company's performance of or compliance with this Agreement, other than underwriting discounts and commissions of selling Holders, if any, will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter") and its counsel that may be required by the rules and regulations of the NASD); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws;
(iii) all expenses of printing (including printing certificates for the Series B Notes to be issued in the Exchange Offer and printing of

Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the Holders of Transfer Restricted Securities; (v) all application and filing fees, if any, in connection with listing the Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

          The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

          (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company will reimburse the Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.


SECTION 8.          INDEMNIFICATION

          (a) The Company agrees to indemnify and hold harmless (i) each Holder, (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "INDEMNIFIED HOLDER") against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Holder may become subject, under the Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Holder for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by such Indemnified Holder specifically for use therein.

          (b) Each Holder of Transfer Restricted Securities will, severally and not jointly, indemnify and hold harmless the Company and its directors, officers, and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each such person, against any losses, claims, damages or liabilities to which any such Person may become subject, under the Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto), or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damages, liability or action as such expenses are incurred. In no event shall any Holder be liable or responsible for, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of (i) the amount paid by such Holder for such Transfer Restricted Securities PLUS (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of each indemnified party from all liability on any claims that are the subject matter of such action.

          (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).

          The Company and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by PRO RATA allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8, no Holder or its related Indemnified Holders shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of (i) the amount paid by such Holder for such Transfer Restricted Securities PLUS (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Series A Securities held by each of the Holders hereunder and not joint.

          (e) The respective obligations of the Company and the Holders under this Section 8 shall be in addition to any liability which any of them may otherwise have.

SECTION 9.          RULE 144A

          The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during such period, if any, in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder of Transfer Restricted Securities, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.


SECTION 10.         UNDERWRITTEN REGISTRATIONS

          No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in customary underwriting arrangements entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney and other documents required under the terms of such underwriting arrangements.


SECTION 11.         SELECTION OF UNDERWRITERS

          For any Underwritten Offering, the investment banker or investment bankers and manager or managers for any Underwritten Offering that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities (determined without regard to the respective tranche of such Securities as if such Securities were of one and the same tranche) included in such offering. Such investment bankers and managers are referred to herein as the "underwriters."


SECTION 12.         MISCELLANEOUS

          (a) REMEDIES. Each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture, the Purchase Agreement or granted by law, including recovery of Additional Interest or damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive such defense in any action for specific performance that a remedy at law would be adequate.

          (b) NO INCONSISTENT AGREEMENTS. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

          (c) ADJUSTMENTS AFFECTING THE NOTES. The Company will not take any action, or voluntarily permit any change to occur, with respect to the Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

          (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement with respect to any tranche of the Securities may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this
Section 12(d)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities of such tranche and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities of such tranche. Notwithstanding the foregoing, a waiver or consent with respect to any tranche of the Securities to departure from the provisions hereof that relates exclusively to the rights of Holders of Transfer Restricted Securities of such tranche whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities of such tranche subject to such Exchange Offer.

          (e) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

               (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Trustee under the Indenture; and

               (ii) if to the Company:

                    Northrop Grumman Corporation
                    1840 Century Park East
                    Los Angeles, California 90067
                    Telecopier No.:  (310) 556-4556
                    Attention:  General Counsel

                    WITH A COPY TO:

                    Sheppard, Mullin, Richter & Hampton LLP
                    333 South Hope Street, 48th Floor
                    Los Angeles, California 90071
                    Telecopier No.: (213) 620-1398
                    Attention: John D. Hussey, Esq.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery with the delivery charges prepaid.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

          (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; PROVIDED, HOWEVER, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities directly from such Holder.

          (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

          (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (k) NO INTERPRETATION AGAINST DRAFTER. This Agreement is the product of negotiations between the parties hereto represented by counsel and such parties agree that no rule of construction relating to interpretation against the drafter of an agreement shall apply to this Agreement.

          (l) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (m) CALCULATION OF TIME PERIODS. For purposes of this Agreement, any action which requires a filing with, or the taking of any action by, the Commission on a Saturday, Sunday, Federal holiday or other day on which the Commission is closed for business, shall be extended until the next day on which the Commission is open for business.


                            (Signature Page Follows.)

S:\NORTH\REG-RTS.X

          IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                                  NORTHROP GRUMMAN CORPORATION


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:





"INITIAL PURCHASERS"

CS FIRST BOSTON CORPORATION
J.P. MORGAN SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
SALOMON BROTHERS INC

As representatives of the Several Initial Purchasers

BY: CS FIRST BOSTON CORPORATION



By:
   ---------------------------
   Name: Jeffrey R. Spain
   Title: Attorney-in-Fact

          IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                                  NORTHROP GRUMMAN CORPORATION


                                                  By: James L. Sanford
                                                      --------------------------
                                                      Name:  James L. Sanford
                                                      Title: Assistant Treasurer





"INITIAL PURCHASERS"

CS FIRST BOSTON CORPORATION
J.P. MORGAN SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
SALOMON BROTHERS INC

As representatives of the Several Initial Purchasers

BY: CS FIRST BOSTON CORPORATION



By:  JEFFREY R. SPAIN
   ---------------------------
   Name: Jeffrey R. Spain
   Title: Attorney-in-Fact